                                                                                        EXHBIT 99.3
                                                                                        EXHIBIT NO. ______ (RLH-1T)
                                                                                        DOCKET NO._____________
                                                                                        2001 PSE INTERIM RATE CASE
                                                                                        WITNESS:  RICHARD L. HAWLEY

                                                    BEFORE THE
                                WASHINGTON UTILITIES AND TRANSPORTATION COMMISSION

                                             WASHINGTON UTILITIES AND
                                            TRANSPORTATION COMMISSION,

                                                                  Complainant,

                                                        v.

                                             PUGET SOUND ENERGY, INC.

                                                                  Respondent.

                                       DIRECT TESTIMONY OF RICHARD L. HAWLEY
                                       ON BEHALF OF PUGET SOUND ENERGY, INC.

                                                 DECEMBER 3, 2001

                                             PUGET SOUND ENERGY, INC.

                                       DIRECT TESTIMONY OF RICHARD L. HAWLEY

                                                  I. INTRODUCTION

Q:       Please state your name, business address and present position with Puget Sound Energy, Inc.
A:       My name is Richard L. Hawley.  My business address is 411 – 108th Ave. N.E., Bellevue, Washington
         98004.  I am the Vice President and Chief Financial Officer for Puget Sound Energy, Inc. ("PSE" or "the
         Company") and hold, in addition, the same position with its parent company, Puget Energy, Inc.

Q:       Have you prepared an exhibit describing your education, relevant employment experience, and other professional qualifications?

A:       Yes, I have.  It is Exhibit RLH-2.

Q:       What are your duties as Vice President and Chief Financial Officer for PSE and Puget Energy, Inc.?
A:       I have overall responsibility for the financial management and financial health of both companies

Q:       Please summarize your testimony.
A:       My testimony establishes that it is imperative that the Company receive Interim Rate Relief as requested in the Petition of Puget Sound Energy, Inc. For Interim Rate Relief.
                  Due to the precipitous decline taking place in the Company's financial health, all of the following will occur if relief is delayed until the Company receives general rate relief in due course:
         1.       The book equity of the Company will continue to erode at an unprecedented rate.  Under these circumstances, the Company will not be able to issue necessary new equity because equity investors have no reason to believe that the ongoing drastic erosion in the book and market value of making an equity investment in the Company will cease.
         2.       Because of the continued underrecovery of net power costs the Company's need for external financing will be increased by $179 million commencing with the rise in net power costs in September
         2001 and continuing through October 2002 when general rate relief will presumably be granted.  Since new equity will not be available to meet the existing and increased needs for external capital, our other recourse would be to issue "first mortgage" bonds or to borrow unsecured.  First mortgage bonds will not be available for this purpose as we will breach the 2x's interest coverage test contained in our bond indenture by January 2002.  Even if we could meet the interest coverage test (which we can't), issuing such bonds with our presumably impaired creditworthiness could only be accomplished on unreasonable terms.
         3.       Unsecured debt is likewise unavailable to the Company on a committed basis.  The Company is already bumping up against the limits of its credit lines and will have exhausted those lines at the latest by June 2002.  The Company's only other recourse would be to borrow at extractive rates, if it can, in the general credit markets as they constrict and expand from time to time.
         4.       The Company's financial problems will just get worse the longer that their root cause
         (unrecovered net power costs) is not squarely addressed.  Key credit protection measures of the
         Company's financial health will steadily continue to decline at a rapid rate.  Exhibit RLH-3.  The rating agencies are poised to downgrade the Company further unless regulatory support is evidenced by
         Interim Rate Relief.  Exhibit RLH-4.

Q:       Has the Company received interim rate relief from the Commission in the past?
A:       Yes.

Q:       Are the Company's financial circumstances today at least as dire as they were when it received interim relief in the past?
A:       Yes.  In fact, they are worse given that the roots of the problem today are not normal "rate case lag"
         but result from sudden, drastic and precipitous changes in our net power costs which we currently are not recovering in our existing rates.

Q:       Please describe those root changes in costs as they relate to the Company's financial health.
A:       A sudden and drastic increase in net electric power costs is causing a precipitous decline in the
         Company's financial condition.  This sudden increase in the Company's net power costs was the result of recent unprecedented swings in the wholesale power markets.  Whereas wholesale market conditions served to reduce the Company's net power costs in recent years, that all ended last summer when those markets collapsed and the Company could no longer market its surplus power at rates high enough to keep its net power costs down to the levels embedded in rates.  The magnitude of the impact of these market changes on the Company's net power costs has been dramatic.  Before the market collapse, the Company was able to operate with net power costs at an average level of 2.3¢/ kWh (for the July 1, 2000 to June 30, 2001 period).  For the period addressed in our request for deferral and interim relief (January 1, 2002 to
         October 31, 2002), the comparable average level of net power costs is 3.5¢/kWh, a 51% increase.

Q:       In general terms, how are these root changes in costs harming the Company's financial health?
A:       Left unchecked, they rapidly destroy the Company's financial health.  After the wholesale markets collapsed last summer and continuing through the end of 2002, the salient indicators of the Company's financial health decline as shown in the following charts, assuming no interim relief.
Cumulative Erosion In Common Equity Caused by Underrecovery of Net Power Costs

         As is shown in graphical form above, each month of underrecovery of power costs confiscates huge amounts of our equity investors' existing investment in the Company, averaging nearly $13 million per month and totalling $179 million over the period on an after-taxes basis.  Continuing failure to adjust rates to recover net power costs and the resulting confiscation of equity in such extreme amounts is unprecedented in our Company's history and destroys the Company's ability to access the equity markets.
         This confiscation in book equity is in addition to the market losses which equity investors have suffered since the Company failed to get emergency relief earlier this fall.  Since that time equity investors have seen the market value of their investment in this Company decline by over $370 million.
         Absent a clear demonstration of support for equity investment through granting the interim relief requested by the Company, equity investors view the Company as simply a place to lose money both at the book level and the market level and will put no new money into it except at extremely discounted values.
First Mortgage Bond Indenture Coverage

         As can be seen from the graph above, the Company fails to meet the 2x's interest test in its first mortgage bond indenture early in January of next year (2002).  This means it is foreclosed from issuing new first mortgage bonds until it is able to rebuild coverages.  First Mortgage bond issuances are necessary to pay down short-term borrowings as they would exceed prudent levels and to refinance other obligations.  Moreover, even if the Company could meet the contractual interest coverage test allowing it to issue first mortgage bonds, such bonds could only be issued on terms very unfavorable to the
         Company and its customers.  This is because the indicators of the Company's financial health are declining so severely and rapidly under the weight of unrecovered power costs that its credit ratings are now near or at junk.  Given the magnitude of unrecovered power costs, the swiftness of this decline is not surprising.  The most recent reports of the two major rating agencies which rate the creditworthiness of the Company’s debt are set forth in their entirety in Exhibit RLH-4.  They were issued following the Company's unsuccessful plea for an emergency rate increase and present a grim picture of the Company's creditworthiness unless the relief we are requesting is granted.
Level of Short-term Borrowing
         The graph above depicts the level of short-term borrowing capacity that lenders have committed contractually to make available to the Company and compares that short-term borrowing capacity with the
         Company's minimum needs.  The first notable feature of this graph is that currently the Company's month end short-term borrowings are at levels close to its committed short-term borrowing limits.  In other words, its committed short term borrowing capacity is presently almost exhausted.  These limits are projected to be exceeded in June, 2002, becoming $144 million in excess as the year progresses.  Given our declining credit profile, it is unlikely that anyone would be willing to increase these credit limits and the Company would be left to the vagaries of whatever credit markets may exist at the time to attract these funds on terms so extractive as to be harmful to the Company and its customers  a miserable position to be in for a regulated provider of an essential public service.  The solid line in the above graph is based on "normal" power costs prevailing over the period as described in Exhibit
         WAG-3 of William A. Gaines.  If power costs are worse than normal, our credit needs and resulting borrowing deficiencies would be even greater than shown, as depicted by the dotted line on the chart.
Overall Rate of Return Actual Versus Allowed
         Per the above chart, our projected 12 month overall returns erode drastically and by October, 2002 will have fallen 351 basis points to 5.48% from the returns last allowed by the Commission.  The cumulative loss of funds available for the Company to discharge its public service responsibilities, including paying its costs of capital, is $131 million over the period.

Q:       In your calculation of Rate of Return, how are the operating results of the non-regulated subsidiaries taken into account?
A.       They are not - the results shown are those of the utility.

Q:       Just to complete the record, what are those non-regulated results?
A.       Historically the non-regulated subsidiary operations have added modestly to the consolidated equity of
         Puget Energy.
                  In the year 2002, those operations are projected to generate approximately $12 million of net earnings, producing a return on investment in an amount below the authorized utility return on equity.

Q:       Assuming interim relief is not granted, what is the impact on the Company's ability to attract capital given its rapidly deteriorating financial health as you have just described?
A:       The Company has the need to obtain $280 million in new capital from external sources in 2002 to discharge its public service responsibilities.  Given its present and forecasted financial health, it cannot obtain that capital on other than extractive and unreasonable terms in good credit markets and will not be able to raise that capital at all in down credit markets.

Q:       Assuming the Company's request for deferral of unrecovered power costs and interim rate relief is granted, what is the impact on its financial health?
A:       The Company's ability to attract capital should be improved.  On the equity side, the confiscation of equity capital will be lessened to the following degree:

                  Less Erosion In Common Equity

         Indenture coverage is strengthened to the point we are afforded access to the long-term debt market, albeit these low coverage levels and our now damaged bond ratings will continue to make these borrowings expensive, as shown below.

                                                Indenture Coverage

         Our short-term credit lines, however, are still not adequate to cover short-term borrowings but, at least, our exposure to borrowing on an uncommitted basis is lessened, as shown below:
                                            Short-term Debt Outstanding

         Our actual rates of return improve as follows below, although they do not return to the levels previously authorized:

                                    Actual vs. Authorized Rate of Return (ROR)

Q:       Does this conclude your testimony?
A:       Yes, it does.

                                                                                         EXHIBIT NO. ______ (RLH-2)
                                                                                            DOCKET NO._____________
                                                                                         2001 PSE INTERIM RATE CASE
                                                                                        WITNESS:  RICHARD L. HAWLEY

                                                       BEFORE THE
                                WASHINGTON UTILITIES AND TRANSPORTATION COMMISSION

                                             WASHINGTON UTILITIES AND
                                            TRANSPORTATION COMMISSION,

                                                                  Complainant,

                                                        v.

                                             PUGET SOUND ENERGY, INC.

                                                                  Respondent.

                                 PROFESSIONAL QUALIFICATIONS OF RICHARD L. HAWLEY
                                       ON BEHALF OF PUGET SOUND ENERGY, INC.

                                             PUGET SOUND ENERGY, INC.

                                          PROFESSIONAL QUALIFICATIONS OF
                                                 RICHARD L. HAWLEY

         I became the Vice President and Chief Financial Officer for Puget Sound Energy in March 1998.  In 2001,
I was elected to the same position for Puget Energy, Inc., the holding company for the utility.
         Prior to March 1998, I was a partner in the accounting firm of Coopers & Lybrand, having joined the firm in 1973.  In that role I specialized in serving public companies, with an emphasis in utilities.  I was a member of the firm's National Utility Group.  In addition to those responsibilities, I was one of the firm's SEC consultants with the responsibility to advise other partners on SEC accounting and disclosure issues.  I was also one of 10 partners responsible for performing the firm's national quality control program.
         I serve as a board member for several of the Company's subsidiaries including Infrastrux Group, and
Puget Western, Inc.
         I graduated Summa Cum Laude from the University of Washington 1973 with a B.A. in business administration, having majored in accounting.  I was a member of Phi Beta Kappa.

                                                                                         EXHIBIT NO. ______ (RLH-3)
                                                                                            DOCKET NO._____________
                                                                                         2001 PSE INTERIM RATE CASE
                                                                                        WITNESS:  RICHARD L. HAWLEY

                                                    BEFORE THE
                                WASHINGTON UTILITIES AND TRANSPORTATION COMMISSION

                                             WASHINGTON UTILITIES AND
                                            TRANSPORTATION COMMISSION,

                                                                  Complainant,

                                                        v.

                                             PUGET SOUND ENERGY, INC.

                                                                  Respondent.

                                                   EXHIBIT RLH-3
                                                 RICHARD L. HAWLEY
                                             PUGET SOUND ENERGY, INC.